EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Patrick Rodgers, CPA, PA hereby consents to the use of this Consent of Independent Registered Public Accounting Firm in this Pre-Effective Amendment No. 4 to Form S-1 Registration Statement No. 333-167147 dated November 12, 2010, relating to the financial statements of GreenCell, Incorporated.

I also consent to the reference to this firm under the caption “Experts” in this registration Statement.

/S/ Patrick Rodgers, CPA, PA

Patrick Rodgers, CPA, PA

Altamonte Springs, Florida

November 12, 2010